UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 13, 2012

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

Anvex International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On April 13, 2012, Anvex International, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada changing the Company’s name to Health Revenue Assurance Holdings, Inc.

Forward Stock Split

On April 13, 2012 the majority shareholders of the Company and the board of directors of the Company passed resolutions approving a forward stock split of all issued and outstanding shares of common stock at a ratio of 12.98 for 1(the "Forward Stock Split"). Fractional shares outstanding after the Forward Stock Split will be rounded up to the next highest number of full shares.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment filed with the State of Nevada on April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2012		HEALTH REVENUE ASSURANCE HOLDINGS, INC.

	By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer